Exhibit 99.1

Contacts:	For news media – Dan McCarthy, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Corporation Reports Second-Quarter Earnings

•	Second-quarter and first-half earnings from ongoing operations increased 15 percent over 2013
•	Company increases 2014 forecast of earnings from ongoing operations to $2.20 to $2.40 per share, with a midpoint of $2.30 per share
•	Energy supply business spinoff on track

ALLENTOWN, Pa. (July 31, 2014) ― PPL Corporation (NYSE: PPL) announced on Thursday (7/31) second-quarter 2014 reported earnings of $229 million, or $0.34 per share, a decrease from $405 million, or $0.63 per share, a year ago. For the first six months of 2014, PPL’s reported earnings were $545 million, or $0.83 per share, compared with $818 million, or $1.28 per share, in the first six months of 2013.

Adjusting for special items, PPL’s earnings from ongoing operations for the quarter were $357 million, or $0.53 per share, an increase from $311 million, or $0.49 per share, a year ago. Earnings from ongoing operations for the first half of the year were $880 million, or $1.33 per share, compared with $765 million, or $1.20 per share, for the first half of 2013.

“Strong performance at each of our regulated utilities, combined with stronger margins from our competitive energy supply business, led to very solid results through the first half of the year,” said William H. Spence, PPL’s chairman, president and chief executive officer. “Earnings increases in all four of our business segments during the first half of the year drove a $115 million, or 15 percent, increase in earnings from ongoing operations compared with the same period in 2013.”

He also said the company is making steady progress on the spinoff of its PPL Energy Supply business, which it announced in early June. “We have completed nearly all the required regulatory filings and have transition teams up and running,” said Spence. The company is on track to complete the spinoff and subsequent combination with Riverstone’s competitive generation business, which will create a new publicly traded company called Talen Energy, in the first or second quarter of 2015.

PPL increased its 2014 forecast of earnings from ongoing operations to $2.20 to $2.40 per share, with a midpoint of $2.30 per share, up from the previous forecast of $2.15 to $2.30 per share, with a midpoint of $2.23 per share. The increased forecast is primarily driven by the strong earnings performance of the competitive energy supply business through the first half of the year.  The 2014 forecast for reported earnings is $1.70 to $1.90 per share, reflecting special items recorded through the second quarter.

Second-Quarter 2014 Earnings Details

PPL’s reported earnings for the second quarter of 2014 included net special item charges of $128 million, or $0.19 per share, primarily reflecting charges of $0.07 per share for an increase in tax valuation allowances related to the anticipated spinoff of PPL Energy Supply, $0.05 per share for foreign currency-related economic hedges and $0.04 per share for adjusted energy-related economic activity.

Reported earnings are calculated in accordance with U.S. generally accepted accounting principles (GAAP). “Earnings from ongoing operations” is a non-GAAP financial measure that is adjusted for special items that are fully detailed at the end of this news release.

(Dollars in millions, except for per share amounts)	2nd Quarter
	2014	2013	% Change

Reported Earnings	$229	$405	(43)%
Reported Earnings Per Share	$0.34	$0.63	(46)%
Earnings from Ongoing Operations	$357	$311	15%
Earnings from Ongoing Operations Per Share	$0.53	$0.49	8%

(See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

Second-Quarter and Six-Month 2014 Earnings by Business Segment

The following chart shows PPL’s earnings per share by business segment for the second quarter and first six months of 2014, compared with the same period of 2013.

Per share	2nd Quarter		Year to Date
	2014	2013	2014	2013
Earnings from ongoing operations
U.K. Regulated	$0.33	$0.35	$0.74	$0.72
Kentucky Regulated	0.09	0.08	0.25	0.23
Pennsylvania Regulated	0.08	0.07	0.21	0.16
Supply	0.06	0.01	0.17	0.11
Corporate and Other1	(0.03)	(0.02)	(0.04)	(0.02)
Total	$0.53	$0.49	$1.33	$1.20

Special items
U.K. Regulated	$(0.05)	$0.03	$(0.14)	$0.14
Kentucky Regulated	–	0.01	–	–
Pennsylvania Regulated	–	–	–	–
Supply	(0.06)	0.10	(0.28)	(0.06)
Corporate and Other1	(0.08)	–	(0.08)	–
Total	$(0.19)	$0.14	$(0.50)	$0.08

Reported earnings
U.K. Regulated	$0.28	$0.38	$0.60	$0.86
Kentucky Regulated	0.09	0.09	0.25	0.23
Pennsylvania Regulated	0.08	0.07	0.21	0.16
Supply	–	0.11	(0.11)	0.05
Corporate and Other1	(0.11)	(0.02)	(0.12)	(0.02)
Total	$0.34	$0.63	$0.83	$1.28

1 This category primarily includes unallocated corporate-level financing and other costs. 2014 reported earnings include certain costs related to the anticipated spinoff of PPL Energy Supply.

(For more details and an itemization of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

U.K. Regulated Segment
PPL’s U.K. Regulated segment primarily consists of the regulated electricity delivery operations of Western Power Distribution, serving Southwest and Central England and South Wales.

Segment earnings from ongoing operations in the second quarter of 2014 decreased by $0.02 per share compared with a year ago. This decrease was primarily due to higher U.S. income taxes and the adverse impact of weather on utility revenues, partially offset by higher utility revenues due to price increases in 2014 and 2013 and lower pension expenses. Higher U.S. income taxes compared to a year ago were the result of a 2013 favorable income tax ruling on a prior period income tax position.

Segment earnings from ongoing operations increased during the first six months of 2014 by $0.02 per share compared with a year ago. This increase was primarily due to higher utility revenues due to price increases in 2014 and 2013, lower pension expense and lower U.K. income taxes, partially offset by the adverse impact of weather on utility revenues, higher U.S. income taxes due to a 2013 favorable income tax ruling, higher network maintenance expenses and higher depreciation expense.

Kentucky Regulated Segment
PPL’s Kentucky Regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and Kentucky Utilities Company.

Segment earnings from ongoing operations in the second quarter of 2014 increased by $0.01 per share compared with a year ago. This increase was primarily due to returns on additional environmental capital investments, partially offset by higher operation and maintenance expense.

Segment earnings from ongoing operations increased during the first six months of 2014 by $0.02 per share compared with a year ago. This increase was primarily due to returns on additional environmental capital investments and higher sales volumes due to unusually cold weather in the first quarter of 2014, partially offset by higher operation and maintenance expense driven by storm-related expenses and timing of generation maintenance outages.

Pennsylvania Regulated Segment
PPL’s Pennsylvania Regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.

Segment earnings from ongoing operations in the second quarter of 2014 increased by $0.01 per share compared with a year ago. This increase was primarily due to returns on additional transmission capital investments.

Segment earnings from ongoing operations increased during the first six months of 2014 by $0.05 per share compared with a year ago. This increase was primarily due to returns on additional transmission and distribution improvement capital investments, higher sales volume due to unusually cold weather in the first quarter of 2014 and a benefit from a change in estimate of a regulatory liability, partially offset by higher financing costs.

Supply Segment
PPL’s Supply segment consists primarily of the competitive domestic electricity generation and energy marketing operations of PPL Energy Supply.

Segment earnings from ongoing operations in the second quarter of 2014 increased by $0.05 per share compared with a year ago. This increase was primarily due to unrealized gains of $0.04 per share on certain commodity positions, higher eastern U.S. margins resulting from higher capacity prices and improved availability of baseload power plants, partially offset by lower baseload energy prices.

Segment earnings from ongoing operations increased during the first six months of 2014 by $0.06 per share compared with a year ago. This increase was primarily due to unrealized gains of $0.06 per share on certain commodity positions, higher eastern U.S. margins resulting from higher capacity prices, improved availability of baseload power plants, net benefits due to unusually cold weather in the first quarter of 2014 and lower financing costs. These factors were partially offset by lower baseload energy prices in the eastern U.S. and lower western U.S. margins.

Earnings from Ongoing Operations Forecast by Business Segment

	2014 forecast midpoint	2013 actual
Per share
U.K. Regulated	$ 1.35	$ 1.32
Kentucky Regulated	0.45	0.48
Pennsylvania Regulated	0.39	0.31
Supply	0.17	0.39
Corporate and Other1	(0.06)	(0.05)
Total	$ 2.30	$ 2.45

1 This category primarily includes unallocated corporate-level financing and other costs.

PPL expects lower earnings from ongoing operations in 2014 compared with 2013, primarily due to lower energy margins in the Supply segment.

U.K. Regulated Segment
PPL projects higher segment earnings in 2014 compared with 2013, driven primarily by higher electricity delivery revenue and lower pension expense, offset partially by higher income taxes, higher depreciation and higher financing costs.

Kentucky Regulated Segment
PPL projects lower segment earnings in 2014 compared with 2013, driven primarily by higher operation and maintenance expense, higher depreciation and higher financing costs, offset partially by returns on additional environmental capital investments and increased sales volumes.

Pennsylvania Regulated Segment
PPL projects higher segment earnings in 2014 compared with 2013, driven primarily by higher transmission margins, returns on distribution improvement capital investments and a benefit from a change in estimate of a regulatory liability, offset partially by higher financing costs and higher income taxes.

Supply Segment
PPL projects lower segment earnings in 2014 compared with 2013, driven primarily by lower  energy and capacity prices, offset partially by the net benefits due to unusually cold weather in the first quarter of 2014, lower financing costs and lower income taxes.

PPL Corporation (NYSE: PPL), with 2013 revenues of $12 billion, is one of the largest companies in the U.S. utility sector. The PPL family of companies delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom, owns more than 18,000 megawatts of generating capacity in the United States and sells energy in key U.S. markets. More information is available at www.pplweb.com.

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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about second-quarter 2014 financial results at 8:30 a.m. Eastern Time on Thursday, July 31. The meeting is available online live, in audio format, with slides of the presentation, on PPL’s website:  www.pplweb.com. The webcast will be available for replay on the PPL website for 30 days. Interested individuals also can access the live conference call via telephone at 866-652-5200. International participants should call 1-412-317-6060.

“Earnings from ongoing operations,” also referred to as “ongoing earnings,” should not be considered as an alternative to reported earnings, or net income attributable to PPL shareowners, which is an indicator of operating performance determined in accordance with U.S. generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•           Adjusted energy-related economic activity (as discussed below).
•           Unrealized gains or losses on foreign currency-related economic hedges.
•           Gains and losses on sales of assets not in the ordinary course of business.
•           Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•           Workforce reduction and other restructuring effects.
•           Acquisition and disposition-related adjustments.
•           Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Adjusted energy-related economic activity includes the changes in fair value of positions used to economically hedge a portion of the economic value of the competitive generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Adjusted energy-related economic activity also includes the ineffective portion of qualifying cash flow hedges and premium amortization associated with options. Unrealized gains and losses related to this activity are deferred and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on adjusted energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of generating plants and other facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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Note to Editors: Visit PPL’s media website at www.pplnewsroom.com for additional news and background about PPL Corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	June 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$1,269	$1,102
Price risk management assets - current	954	942
Accounts receivable	1,096	1,020
Unbilled revenues	680	835
Fuel, materials and supplies	651	702
Other current assets	887	552
Investments	950	907
Property, Plant and Equipment
Regulated utility plant	29,473	27,755
Less: Accumulated depreciation - regulated utility plant	5,291	4,873
Regulated utility plant, net	24,182	22,882
Non-regulated property, plant and equipment	13,346	13,306
Less: Accumulated depreciation - non-regulated property, plant and equipment	6,294	6,172
Non-regulated property, plant and equipment, net	7,052	7,134
Construction work in progress	3,197	3,071
Property, Plant and Equipment, net	34,431	33,087
Regulatory assets - noncurrent	1,242	1,246
Goodwill and other intangibles	5,253	5,172
Price risk management assets - noncurrent	423	337
Other noncurrent assets	357	357
Total Assets	$48,193	$46,259

Liabilities and Equity
Short-term debt	$808	$701
Long-term debt due within one year	304	315
Accounts payable	1,178	1,308
Price risk management liabilities - current	1,259	829
Other current liabilities	1,607	1,759
Long-term debt	20,819	20,592
Deferred income taxes and investment tax credits	4,539	4,270
Price risk management liabilities - noncurrent	498	415
Accrued pension obligations	1,080	1,286
Asset retirement obligations	712	687
Regulatory liabilities - noncurrent	1,026	1,048
Other noncurrent liabilities	628	583
Common stock and additional paid-in capital	9,365	8,322
Earnings reinvested	5,768	5,709
Accumulated other comprehensive loss	(1,398)	(1,565)
Total Liabilities and Equity	$48,193	$46,259

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation.  Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Operating Revenues
Utility	$1,830	$1,655	$3,992	$3,605
Unregulated wholesale energy (a)	591	1,401	(838)	1,544
Unregulated retail energy	280	257	629	494
Energy-related businesses	173	137	314	264
Total Operating Revenues	2,874	3,450	4,097	5,907

Operating Expenses
Operation
Fuel	491	441	1,249	970
Energy purchases (b)	351	1,051	(1,143)	1,108
Other operation and maintenance	741	698	1,438	1,374
Depreciation	312	286	617	570
Taxes, other than income	93	86	197	182
Energy-related businesses	168	130	306	252
Total Operating Expenses	2,156	2,692	2,664	4,456

Operating Income	718	758	1,433	1,451

Other Income (Expense) - net	(82)	13	(105)	135

Interest Expense	258	258	522	509

Income from Continuing Operations Before Income Taxes	378	513	806	1,077

Income Taxes	149	109	261	260

Income from Continuing Operations After Income Taxes	229	404	545	817

Income (Loss) from Discontinued Operations (net of income taxes)		1		1

Net Income Attributable to PPL Shareowners	$229	$405	$545	$818

Amounts Attributable to PPL Shareowners:
Income from Continuing Operations After Income Taxes	$229	$404	$545	$817
Income (Loss) from Discontinued Operations (net of income taxes)		1		1
Net Income	$229	$405	$545	$818

Earnings Per Share of Common Stock:
Income from Continuing Operations After Income Taxes Available to PPL Common Shareowners:
Basic	$0.35	$0.68	$0.84	$1.39
Diluted	$0.34	$0.63	$0.83	$1.28
Net Income Available to PPL Common Shareowners:
Basic	$0.35	$0.68	$0.84	$1.39
Diluted	$0.34	$0.63	$0.83	$1.28

Weighted-Average Shares of Common Stock Outstanding
(in thousands)
Basic	653,132	589,834	642,002	586,683
Diluted	665,792	664,615	664,927	661,263

(a) (b)
The six month period ended June 30, 2014 includes significant realized and unrealized losses on physical and financial commodity sales contracts due to the unusually cold weather experienced in the first quarter of 2014.
The six month period ended June 30, 2014 includes significant realized and unrealized gains on physical and financial commodity purchase contracts due to the unusually cold weather experienced in the first quarter of 2014.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Six Months Ended June 30,
	2014	2013
Cash Flows from Operating Activities
Net income	$545	$818
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	617	570
Amortization	112	113
Defined benefit plans - expense	59	91
Deferred income taxes and investment tax credits	133	291
Unrealized (gains) losses on derivatives, and other hedging activities	301	(11)
Adjustment to WPD line loss accrual	65	24
Other	51	26
Change in current assets and current liabilities
Accounts receivable	(73)	(189)
Accounts payable	(99)	(75)
Unbilled revenues	161	144
Taxes payable	51	128
Uncertain tax positions		(98)
Accrued interest	(107)	(119)
Other	(80)	(238)
Other operating activities
Defined benefit plans - funding	(218)	(468)
Other	65	(60)
Net cash provided by operating activities	1,583	947
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(1,854)	(1,797)
Expenditures for intangible assets	(48)	(40)
Purchases of nuclear plant decommissioning trust investments	(73)	(66)
Proceeds from the sale of nuclear plant decommissioning trust investments	65	59
Proceeds from the receipt of grants	56	4
Net increase in restricted cash and cash equivalents	(251)	(17)
Other investing activities	2	23
Net cash used in investing activities	(2,103)	(1,834)
Cash Flows from Financing Activities
Issuance of long-term debt	296	450
Retirement of long-term debt	(239)	(9)
Repurchase of common stock		(28)
Issuance of common stock	1,017	259
Payment of common stock dividends	(470)	(426)
Contract adjustment payments	(21)	(48)
Net increase in short-term debt	107	563
Other financing activities	(19)	(51)
Net cash provided by financing activities	671	710
Effect of Exchange Rates on Cash and Cash Equivalents	16	(13)
Net Increase (Decrease) in Cash and Cash Equivalents	167	(190)
Cash and Cash Equivalents at Beginning of Period	1,102	901
Cash and Cash Equivalents at End of Period	$1,269	$711

Key Indicators (Unaudited)

					12 Months Ended
					June 30,
Financial					2014	2013

Dividends declared per share of common stock					$ 1.48	$ 1.455
Book value per share (a)(b)					$ 20.68	$ 18.48
Market price per share (a)					$ 35.53	$ 30.26
Dividend yield					4.2%	4.8%
Dividend payout ratio (c)					112%	58%
Dividend payout ratio - earnings from ongoing operations (c)(d)					57%	60%
Price/earnings ratio (c)					26.9	12.1
Price/earnings ratio - earnings from ongoing operations (c)(d)					13.7	12.6
Return on average common equity					6.81%	14.06%
Return on average common equity - earnings from ongoing operations (d)					13.57%	13.54%

(a) End of period.
(b) Based on 664,018 and 591,622 shares of common stock outstanding (in thousands) at June 30, 2014 and June 30, 2013.
(c) Based on diluted earnings per share.
(d) Calculated using earnings from ongoing operations, which is a non-GAAP financial measure that excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended June 30,			6 Months Ended June 30,
			Percent			Percent
(GWh)	2014	2013	Change	2014	2013	Change

Domestic Retail Delivered
PPL Electric Utilities	8,378	8,374	0.0%	19,008	18,321	3.7%
LKE	7,418	7,326	1.3%	15,913	15,326	3.8%
Total	15,796	15,700	0.6%	34,921	33,647	3.8%

Domestic Retail Supplied (a)
PPL EnergyPlus	3,633	3,246	11.9%	7,409	6,527	13.5%
LKE	7,418	7,326	1.3%	15,913	15,326	3.8%
Total	11,051	10,572	4.5%	23,322	21,853	6.7%

International Delivered
United Kingdom	18,684	20,007	(6.6%)	39,699	41,548	(4.5%)

Domestic Wholesale
PPL EnergyPlus - East	12,398	10,221	21.3%	28,146	24,678	14.1%
PPL EnergyPlus - West	1,285	1,511	(15.0%)	2,664	3,163	(15.8%)
LKE (b)	532	585	(9.1%)	1,262	1,160	8.8%
Total	14,215	12,317	15.4%	32,072	29,001	10.6%

(a) Represents GWh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to other retail customers in Pennsylvania, New
Jersey, Montana, Delaware, Maryland, Ohio and Washington, D.C. Also includes GWh supplied by LKE to retail customers in Kentucky,
Virginia and Tennessee.
(b) Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

2nd Quarter 2014	(millions of dollars)
	U.K.	Kentucky	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total
Earnings from Ongoing Operations	$220	$57	$56	$41	$(17)	$357
Special Items:
Adjusted energy-related economic activity, net				(23)		(23)
Foreign currency-related economic hedges	(33)					(33)
Spinoff of PPL Energy Supply:
Change in tax valuation allowances					(46)	(46)
Transaction costs					(10)	(10)
Other:
EEI adjustments		1				1
Separation benefits			(4)	(13)		(17)
Total Special Items	(33)	1	(4)	(36)	(56)	(128)
Reported Earnings	$187	$58	$52	$5	$(73)	$229

	(per share - diluted) (a)
	U.K.	Kentucky	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total
Earnings from Ongoing Operations	$0.33	$0.09	$0.08	$0.06	$(0.03)	$0.53
Special Items:
Adjusted energy-related economic activity, net				(0.04)		(0.04)
Foreign currency-related economic hedges	(0.05)					(0.05)
Spinoff of PPL Energy Supply:
Change in tax valuation allowances					(0.07)	(0.07)
Transaction costs					(0.01)	(0.01)
Other:
Separation benefits				(0.02)		(0.02)
Total Special Items	(0.05)			(0.06)	(0.08)	(0.19)
Reported Earnings	$0.28	$0.09	$0.08	$-	$(0.11)	$0.34

(a) The "If-Converted Method" has been applied to PPL's 2011 Equity Units, resulting in an immaterial amount of interest charges being added back to earnings and approximately 11 million shares of PPL Common Stock being treated as outstanding. Both adjustments are only for purposes of calculating diluted earnings per share.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

Year-to-Date June 30, 2014	(millions of dollars)
	U.K.	Kentucky	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total
Earnings from Ongoing Operations	$484	$164	$141	$115	$(24)	$880
Special Items:
Adjusted energy-related economic activity, net				(162)		(162)
Foreign currency-related economic hedges	(39)					(39)
Kerr Dam Project impairment				(10)		(10)
Spinoff of PPL Energy Supply:
Change in tax valuation allowances					(46)	(46)
Transaction costs					(10)	(10)
Other:
EEI adjustments		1				1
Change in WPD line loss accrual	(52)					(52)
Separation benefits			(4)	(13)		(17)
Total Special Items	(91)	1	(4)	(185)	(56)	(335)
Reported Earnings	$393	$165	$137	$(70)	$(80)	$545

	(per share - diluted) (a)
	U.K.	Kentucky	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total
Earnings from Ongoing Operations	$0.74	$0.25	$0.21	$0.17	$(0.04)	$1.33
Special Items:
Adjusted energy-related economic activity, net				(0.24)		(0.24)
Foreign currency-related economic hedges	(0.06)					(0.06)
Kerr Dam Project impairment				(0.02)		(0.02)
Spinoff of PPL Energy Supply:
Change in tax valuation allowances					(0.07)	(0.07)
Transaction costs					(0.01)	(0.01)
Other:
Change in WPD line loss accrual	(0.08)					(0.08)
Separation benefits				(0.02)		(0.02)
Total Special Items	(0.14)			(0.28)	(0.08)	(0.50)
Reported Earnings	$0.60	$0.25	$0.21	$(0.11)	$(0.12)	$0.83

(a) The "If-Converted Method" has been applied to PPL's 2011 Equity Units, resulting in $9 million of interest charges (after-tax) being added back to earnings and approximately 21 million shares of PPL Common Stock being treated as outstanding. Both adjustments are only for purposes of calculating diluted earnings per share.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

2nd Quarter 2013	(millions of dollars)
	U.K.	Kentucky	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total
Earnings from Ongoing Operations	$226	$48	$45	$3	$(11)	$311
Special Items:
Adjusted energy-related economic activity, net				76		76
Foreign currency-related economic hedges	(5)					(5)
Other:
LKE discontinued operations		1				1
Change in tax accounting method related to repairs				(3)		(3)
Counterparty bankruptcy				1		1
Windfall tax litigation	43					43
Change in WPD line loss accrual	(19)					(19)
Total Special Items	19	1		74		94
Reported Earnings	$245	$49	$45	$77	$(11)	$405

	(per share - diluted) (a)
	U.K.	Kentucky	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total
Earnings from Ongoing Operations	$0.35	$0.08	$0.07	$0.01	$(0.02)	$0.49
Special Items:
Adjusted energy-related economic activity, net				0.11		0.11
Foreign currency-related economic hedges	(0.01)					(0.01)
Other:
LKE discontinued operations		0.01				0.01
Change in tax accounting methods related to repairs				(0.01)		(0.01)
Windfall tax litigation	0.07					0.07
Change in WPD line loss accrual	(0.03)					(0.03)
Total Special Items	0.03	0.01		0.10		0.14
Reported Earnings	$0.38	$0.09	$0.07	$0.11	$(0.02)	$0.63

(a) The "If-Converted Method" has been applied to PPL's Equity Units prior to settlement, resulting in $15 million of interest charges (after-tax)
being added back to earnings and approximately 73 million shares of PPL Common Stock being treated as outstanding. Both adjustments are only for purposes of calculating diluted earnings per share.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

Year-to-Date June 30, 2013	(millions of dollars)
	U.K.	Kentucky	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total
Earnings from Ongoing Operations	$464	$132	$109	$74	$(14)	$765
Special Items:
Adjusted energy-related economic activity, net				(41)		(41)
Foreign currency-related economic hedges	73					73
Acquisition-related adjustments:
WPD Midlands
Separation benefits	(1)					(1)
Other acquisition-related adjustments	(2)					(2)
Other:
LKE discontinued operations		1				1
EEI adjustments		1				1
Change in tax accounting methods related to repairs				(3)		(3)
Counterparty bankruptcy				1		1
Windfall tax litigation	43					43
Change in WPD line loss accrual	(19)					(19)
Total Special Items	94	2		(43)		53
Reported Earnings	$558	$134	$109	$31	$(14)	$818

	(per share - diluted) (a)
	U.K.	Kentucky	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total
Earnings from Ongoing Operations	$0.72	$0.23	$0.16	$0.11	$(0.02)	$1.20
Special Items:
Adjusted energy-related economic activity, net				(0.05)		(0.05)
Foreign currency-related economic hedges	0.11					0.11
Other:
Change in tax accounting method related to repairs				(0.01)		(0.01)
Windfall tax litigation	0.06					0.06
Change in WPD line loss accrual	(0.03)					(0.03)
Total Special Items	0.14			(0.06)		0.08
Reported Earnings	$0.86	$0.23	$0.16	$0.05	$(0.02)	$1.28

(a) The "If-Converted Method" has been applied to PPL's Equity Units prior to settlement, resulting in $30 million of interest charges (after-tax)
being added back to earnings and approximately 73 million shares of PPL Common Stock being treated as outstanding. Both adjustments are only for purposes of calculating diluted earnings per share.

Reconciliation of PPL's Forecast of Earnings from Ongoing Operations to Reported Earnings
(After-Tax)
(Unaudited)

	Forecast (per share - diluted)
	Midpoint
	U.K.	Kentucky	Pennsylvania		Corporate		High	Low
	Regulated	Regulated	Regulated	Supply	and Other	Total	2014	2014
Earnings from Ongoing Operations	$1.35	$0.45	$0.39	$0.17	$(0.06)	$2.30	$2.40	$2.20
Special Items:
Adjusted energy-related economic activity, net				(0.24)		(0.24)	(0.24)	(0.24)
Foreign currency-related economic hedges	(0.06)					(0.06)	(0.06)	(0.06)
Kerr Dam Project impairment				(0.02)		(0.02)	(0.02)	(0.02)
Spinoff of PPL Energy Supply:
Change in tax valuation allowances					(0.07)	(0.07)	(0.07)	(0.07)
Transaction costs					(0.01)	(0.01)	(0.01)	(0.01)
Other:
Change in WPD line loss accrual	(0.08)					(0.08)	(0.08)	(0.08)
Separation benefits				(0.02)		(0.02)	(0.02)	(0.02)
Total Special Items	(0.14)			(0.28)	(0.08)	(0.50)	(0.50)	(0.50)
Reported Earnings	$1.21	$0.45	$0.39	$(0.11)	$(0.14)	$1.80	$1.90	$1.70